FOR IMMEDIATE RELEASE
Pinnacle Foods Inc. Provides Update on Previously-Announced Refinancing
Company Prices Notes Offering
PARSIPPANY, NEW JERSEY, April 16, 2013 - In connection with its previously-announced refinancing, Pinnacle Foods Inc. (NYSE: PF) announced that its indirect wholly-owned subsidiary, Pinnacle Foods Finance LLC (“Pinnacle Foods”), priced a private placement offering of $350 million aggregate principal amount of senior unsecured notes due 2021 (the “Notes”) at 4.875%. The company reduced the size of its planned offering of $400 million aggregate principal amount of senior unsecured notes to an offering size of $350 million, as a result of a corresponding $50 million increase in the size of its term loan offering due to strong demand in the loan market. The Notes are expected to be issued on or around April 29, 2013.
Pinnacle Foods intends to use the net proceeds from the offering, together with a portion of the proceeds from term loan borrowings pursuant to the previously-announced refinancing of its senior secured credit facilities and cash on hand, to redeem all $400 million aggregate principal amount of its 8.25% Senior Notes due 2017 (the “2017 Notes”) and to pay related premiums, fees and expenses. The obligation of Pinnacle Foods to redeem the 2017 Notes will be conditioned upon the consummation of this offering.
The Notes will be co-issued with Pinnacle Foods' wholly-owned subsidiary, Pinnacle Foods Finance Corp., and guaranteed by Pinnacle Foods Inc. and all of Pinnacle Foods' existing and future domestic subsidiaries that guarantee Pinnacle Foods' senior secured credit facilities.
The Notes will be offered only to qualified institutional buyers under Rule 144A of the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons in transactions outside the United States under Regulation S of the Securities Act. The Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities laws.
This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the Notes, in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.
FORWARD-LOOKING STATEMENTS
Information provided and statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this press release and we assume no obligation to update the information included in this press release. Such forward-looking statements include information concerning our possible or assumed future results of operations. These statements often include words such as “approximate,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management's beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Although we believe that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. Unless otherwise required by law, we also disclaim any obligation to update our view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made in this press release.
CONTACT:
Maria Sceppaguercio
SVP, Investor Relations
(973) 541-8629